Exhibit 99.3

SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

In connection with this annual report on Form 10-K of MeriStar Hospitality Operating Partnership, L.P., MeriStar Hospitality Finance Corp., MeriStar Hospitality Finance Corp. II and MeriStar Hospitality Finance Corp. III (the “Issuers”) for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald D. Olinger, Chief Financial and Chief Accounting Officer of the Issuers, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuers.

Date: March 31, 2003

/s/ DONALD D. OLINGER
Donald D. Olinger
Chief Financial and Chief Accounting Officer
MeriStar Hospitality Operating Partnership, L.P.
MeriStar Hospitality Finance Corp.
MeriStar Hospitality Finance Corp. II
MeriStar Hospitality Finance Corp. III

A signed original of this written statement required by Section 906 has been provided to MeriStar Hospitality Operating Partnership, L.P. and will be retained by MeriStar Hospitality Operating Partnership, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.